Exhibit 99.1

13700 Reptron Blvd. • Tampa, FL 33626-3046 • 813.854.2000

Contact:

Reptron Electronics, Inc.

Charles L. Pope, 813-854-2000

cpope@reptron.com

FOR IMMEDIATE RELEASE

REPTRON ANNOUNCES INCREASE IN MERGER PRICE WITH KIMBALL

AND FINAL RESULTS OF TENDER OFFER FOR ITS SECURED NOTES

TAMPA, Fla., February 5, 2007—Reptron Electronics, Inc. (OTCBB: RPRN) (the “Company”), announced today that it has amended its merger agreement entered into on December 18, 2006 with Kimball Electronics Manufacturing, Inc. (“Kimball”) and Gator Electronics, Inc. (“Merger Sub”), a wholly-owned subsidiary of Kimball. Under the terms of the amended merger agreement, Kimball will acquire all of the outstanding common stock of the Company for $0.75 per share. This increased purchase price represents an increase of $0.07 per share, or approximately 10%, over the $0.68 per share price previously provided by the merger agreement. The increased purchase price represents a premium of 41% to the Company’s three-month volume weighted average stock price of $0.53 prior to the public announcement of the merger. The merger agreement provides that Merger Sub will merge with and into the Company and the Company will continue as the surviving corporation and wholly-owned subsidiary of Kimball.

The Company’s board of directors has unanimously approved the amendment to the merger agreement and continues to unanimously recommend the approval of the transaction with Kimball by the Company’s stockholders. The special meeting of stockholders to consider and approve the merger agreement is unchanged and is scheduled to be convened on February 12, 2007 at 8:00 a.m., Eastern Time at the Company’s headquarters in Tampa, Florida. In connection with its agreement to increase the consideration for stockholders to $0.75 per share, Kimball has negotiated and obtained voting agreements from four of our major stockholders, representing approximately 31% of our issued and outstanding stock, to vote in favor of the adoption of the merger agreement and the approval of the merger.

Institutional Shareholder Services Inc. (ISS), a leading independent proxy advisory firm, in a publication dated January 30, 2007 recommended that the Company’s stockholders vote for the proposal to approve the merger agreement and merger. In support of its recommendation, ISS noted in particular the merger premium over the three-month volume weighted average stock price of $0.53 prior to the public announcement of the merger agreement and the exit option for the Company’s relatively illiquid stock. The ISS recommendation was made before announcement of the increased merger consideration.

Completion of the merger transaction is currently expected to occur on or about February 12, 2007, subject to approval of the Company’s stockholders and the satisfaction or waiver of other closing conditions. The receipt of financing is not a condition to the completion of the transaction under the merger agreement.

The Company also announced today the expiration and final results of its previously announced cash tender offer to purchase its Senior Secured Notes due 2009 (the “Notes”) and the related consent solicitation under the Offer to Purchase and Consent Solicitation dated as of December 22, 2006. HSBC Bank USA, National Association, the depositary for the tender offer, has advised the Company that as of the Expiration Date, holders of $25,253,448 in aggregate principal amount of the Notes, representing 84.18% in principal amount of the outstanding Notes, had tendered their Notes pursuant to the tender offer. Kimball provided a waiver to the Company that reduces the minimum principal amount of Notes that must be tendered as a condition to the merger from 97% to 84%. As a result, the Company waived the 97% minimum tender condition of the tender offer and allowed the tender offer and consent solicitation to expire at 5:00 p.m., New York City time, on February 2, 2007.

The tender offer was made pursuant to and is a condition of the merger agreement among the Company, Kimball and Merger Sub. The purchase of the Notes tendered in the tender offer is conditioned on the completion of the merger. Upon the successful closing of the tender offer, holders of the Notes will receive a payment equal to $0.875 per $1.00 principal amount of such Notes, plus all accrued and unpaid interest through, but not including, the payment date. The payment date is expected to occur on or promptly after the closing of the merger which is currently expected to occur on or about February 12, 2007, subject to approval of the Company’s stockholders and the satisfaction or waiver of other closing conditions.

Pursuant to the consent solicitation, consents to eliminate most restrictive covenants and certain events of default contained in the Indenture, dated as of February 3, 2004, governing the Notes were obtained from 84.18% in principal amount of the outstanding Notes. The supplemental indenture containing the amendments will be effective upon completion of the merger and execution of the supplemental indenture.

Persons with questions regarding the tender offer and consent solicitation should contact CapitalBridge, the Solicitation Agent, at (877) 746-3583, or HSBC Bank USA, National Association, the Depositary, at (800) 662-9844. This press release is not an offer to purchase, a solicitation of an offer to sell the Notes or the solicitation of a consent.

In connection with the proposed merger transaction, the Company has filed with the Securities and Exchange Commission, and has mailed to Company stockholders, a proxy statement dated January 19, 2007. The proxy statement contains information about Kimball, the Company, the proposed merger and related matters that shareholders should consider before making a decision about the merger. The Company will promptly file updated materials with the Securities and Exchange Commission, including a supplement to the existing proxy statement containing additional information about the merger amendment and the proposed merger. Shareholders are urged to read carefully the proxy statement and when available the proxy supplement because they contain important information about the proposed merger. In addition to receiving the proxy statement and when available the proxy supplement, from the Company by mail, shareholders can obtain the proxy statement, the proxy supplement when available as well as other filings containing information about the Company, without charge, from the Securities and Exchange Commission’s website (http://www.sec.gov) or, without charge, from the Company.

Jefferies Broadview, a division of Jefferies & Company, Inc., is acting as exclusive financial advisor to Reptron and has delivered a fairness opinion to Reptron’s board of directors. Schwabe, Williamson & Wyatt, PC is acting as legal counsel to Reptron and Squire, Sanders & Dempsey L.L.P. is acting as legal counsel to Kimball.

The Company and its directors, executive officers, other members of its management, and employees may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in favor of the proposed merger. Information regarding persons who may be deemed participants in the solicitation and any interests that those persons may have in the transaction are set forth in the proxy statement.

Persons with questions regarding the merger or the proxy solicitation should contact our proxy solicitor, Georgeson Inc., at (866) 783-6924.

Forward-Looking Information.

This press release contains forward-looking statements which involve a number of risks and uncertainties. These statements are based on the Company’s current expectations and beliefs. Actual results could differ materially from the results implied by these statements. Factors that may cause or contribute to such differences include: the risk that the conditions to the tender offer or the consent solicitation will not be satisfied; the risk that the conditions to the merger will not be satisfied; changes in the Company’s and Kimball’s businesses during the period between now and the closing of the merger; developments in obtaining any necessary approvals for the transaction; the ability to retain key management and technical personnel of the Company; adverse reactions to the proposed transaction by customers, suppliers and strategic partners; risks due to shifts in market demand; risks inherent with predicting revenue and earnings outcomes; and the risk factors listed from time to time in the Company’s reports filed with the Securities and Exchange Commission as well as assumptions regarding the foregoing. The Company is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

About Reptron.

Reptron Electronics, Inc. is an electronics manufacturing services company providing engineering services, electronics manufacturing services and display integration services. Reptron Manufacturing Services offers full electronics manufacturing services including complex circuit board assembly, complete supply chain services and manufacturing engineering services to original equipment manufacturers (“OEMs”) in a wide variety of industries. Reptron Outsource Manufacturing and Design provides value-added display design engineering and system integration services to OEMs. For more information, please access www.reptronmfg.com.

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